UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 10, 2016

AMERICAN SHARED HOSPITAL SERVICES
(Exact name of registrant as specified in charter)

California	1-08789	94-2918118
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Four Embarcadero Center, Suite 3700, San Francisco, CA 94111

(Address of principal executive offices)

Registrant’s telephone number, including area code 415-788-5300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or By-Laws; Change in Fiscal Year.

On March 7, 2016, the Board of Directors (the “Board”) of American Shared Hospital Services (the “Company”) amended Article IV Sections 1(a) and 1(b) of the Company’s amended and restated bylaws (the “Bylaws”) to allow the number of directors of the Company to be established, within the range specified in Article IV, Section 1(a) of the Bylaws, by resolution of the Board. Prior to the amendment, the number of directors within such range was established from time to time by amendment of Article IV, Section 1(b) of the Bylaws. This amendment of the Bylaws will become effective upon the election and qualification of such directors at the 2016 Annual Meeting of Shareholders.

The description above does not purport to be complete and is qualified in its entirety by reference to the text of the Company’s amendment to the Bylaws, a redline of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 3.1 Amended and Restated Bylaws of American Shared Hospital Services

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Shared Hospital Services

Date:	March 10, 2016	By:	/s/ Ernest A. Bates, M.D.
			Name:	Ernest A. Bates, M.D.
			Title:	Chairman and CEO

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated Bylaws of American Shared Hospital Services